FIRST AMENDED AND RESTATED EXCLUSIVE MANAGEMENT CONSULTING AND
TECHNICAL CONSULTING SERVICE AGREEMENT

This First Amended and Restated Exclusive Management Consulting and Technical Consulting Service Agreement (the “Agreement”) is made April 3, 2008 but entered into effective as of November 14, 2007 by and between the following parties in Beijing, People’s Republic of China (the “PRC”):

Party A: Trans Pacific Shipping Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the PRC. Registered Address: Rm.1208b Tower D Yeqing Building, No.9 Wangjingbeilu, Chaoyang District, Beijing

Party B: Sino-Global Shipping Agency Ltd., a limited liability company duly established and valid existing under the laws of the PRC. Registered Address: Rm.1208 Tower D Yeqing Building, No.9 Wangjingbeilu, Chaoyang District, Beijing

WHEREAS, Party A possesses professional knowledge, facilities, resources and skills to provide professional consulting services to Party B for its business, management, and operations. Party A intends to provide Party B with management and technology consulting services relevant to the development and operation of Party B’s business.

WHEREAS, Party B agrees to accept the management consulting and technical consulting services provided by Party A in accordance with this Agreement.

WHEREAS, Party A and Party B previously entered into that Exclusive Management Consulting and Technical Consulting Service Agreement effective as of November 14, 2007 and desire to amend and restate such agreement to accurately reflect the intentions and actions of the parties with respect to the subject matter thereof.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

ARTICLE I

MANAGEMENT CONSULTING AND TECHNICAL CONSULTING SERVICES

(a) Party A shall provide the following exclusive management consulting and technical consulting services to Party B in accordance with this Agreement:

(i) Analysis and evaluation of Party B’s current business, operational model and customer types in an effort to integrate current business management resource;

(ii) Provision of advanced management skills to offer a framework for the construction of a new management platform;

(iii) Provision of technology information and materials related to Party B’s business development and operation. The contents of the technology information and documents may be enhanced or diminished during the performance of this Agreement upon mutual agreement to address each Party’s requirements; and

(iv) Training of technical and managerial personnel for Party B and provision of required training documents. Party A will send technologists and managerial personnel to Party B to provide related technology and training service as necessary.

(b) Party A shall be the exclusive provider of these management and technical consulting services to Party B. Party B shall not accept management and technology consulting services from any other party without the prior written consent of Party A.

ARTICLE II

SERVICE FEES

(a) As consideration for the services provided by Party A under Article I(a) of this Agreement, Party B shall pay a service fee to Party A in accordance with Article II(b) of this Agreement.

(b) During the term of this Agreement, Party B shall pay Party A a service fee equal to 5% of Party B’s annual net profit.

(c) Party B shall pay in advance such service fees to Party A on a quarterly basis, with any over- or underpayment by Party B to be reconciled once the annual net profit of Party B is determined at Party B’s fiscal year end. During the term of this Agreement, Party B shall make advance payments to Party A’s appointed bank account within 15 working days after the beginning of each new quarter, and the parties shall complete any reconciliation payment within 15 days after the determination described in this Article II(c). Party B shall send Party A a written report of service fees on a quarterly basis. Party B shall fax or mail the copies of the remittance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of Party A

Party A hereby represents and warrants as follows:

(i) Party A is a company duly registered and valid existing under the laws of the PRC and is authorized to enter into this Agreement.

(ii) Party A has the power to execute and perform this Agreement and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement.

(iii) The execution and performance of this Agreement by Party A do not and will not result in any violation of enforceable or effective laws or contractual limitations.

(iv) Upon its execution, this Agreement will constitute the legal, valid and binding obligation of Party A, enforceable in against it in accordance with its terms.

(b) Representations and Warranties of Party B

Party B hereby represents and warrants as follows:

(i) Party B is a company duly registered and valid existing under the laws of the PRC and is authorized to enter into this Agreement.

(ii) Party B has the power to execute and perform this Agreement and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement.

(iii) The execution and performance of this Agreement by Party B do not and will not result in any violation of enforceable or effective laws or contractual limitations that impact Party B.

(iv) Upon its execution, this Agreement will constitute the legal, valid and binding obligation of Party B, enforceable in against it in accordance with its terms.

ARTICLE IV

INTELLECTUAL PROPERTY

(a) Party A shall own of all intellectual property rights related to management experience, technology information/technology documents and staff training developed during the performance of this Agreement.

(b) Party A shall own all intellectual property rights related to the advanced technology and new inventive technology developed during the performance of this Agreement.

ARTICLE V

CONFIDENTIALITY

(a) If any confidential information exists in the documents provided hereunder by either Party to the other Party, the disclosing party shall mark such documents with the following: “Strictly Confidential. Disclosing, Reproducing or Transferring this Information to any Third Party Without Permission is Prohibited.”

(b) Each Party shall protect and maintain the confidentiality of the other Party’s confidential information and shall not make use of any confidential information of the other Party unless otherwise stipulated in this Agreement and for the purpose of this Agreement.

(c) This Agreement shall not grant any Party any rights, benefits or qualifications to the other Party’s confidential information.

(d) Pursuant to this Agreement, the term “confidential information” shall mean any technology information or business operation information which is unknown to the public, can bring about economic benefits, has practical utility and about which a Party has adopted secret-keeping measures.

ARTICLE VI

INDEMNITIES

Party B shall indemnify Party A against any loss, damage, liability or expense suffered or incurred by Party A as a result of or arising from any litigation, claim or compensation request relating to the services provided by Party A to Party B pursuant to this Agreement.

ARTICLE VII

EFFECTIVENESS AND TERM OF THIS AGREEMENT

(a) This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is twenty-five (25) years following the date hereof unless earlier terminated as set forth in this Agreement or upon mutual agreement of the Parties hereto.

(b) This Agreement may be extended prior to termination for one or more twenty-five (25) year terms upon written notice by Party A, provided such extension is permitted by law and subject to the approval of the registration administration for the extension of Party B’s business duration. The parties will cooperate to renew this Agreement if such renewal is legally permitted at the time.

ARTICLE VIII

TERMINATION OF THE AGREEMENT

(a) The Agreement shall terminate automatically upon the date that is the twenty-fifth (25th) anniversary of expiration of this Agreement unless otherwise extended in accordance with its terms.

(b) During the term of this Agreement, Party B may not terminate this Agreement except in the case of gross negligence, fraud action, or other illegal action or bankruptcy of Party A. Notwithstanding the above, Party A may terminate this Agreement upon notice to Party B on a date that is at least thirty (30) days before such termination.

(c) The rights and obligations of the both Parties under Article IV and Article V of this Agreement shall survive after the termination of this Agreement.

ARTICLE IX

NOTICES

Any notice to which is given by either Party hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing from time to time. Written method includes fax and telefax.

ARTICLE X

ASSIGNMENT

Party B may not assign or transfer any rights or obligations under this Agreement to any third party without prior written consent by Party A.

ARTICLE XI

SEVERABILITY

If any of the terms of this Agreement is invalid, illegal or unenforceable due to incompliance with laws, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

ARTICLE XII

AMENDMENTS AND SUPPLEMENT

Except otherwise noted herein, all amendments and supplements to this Agreement shall be effective only if made in writing and signed by both of the Parties hereto. The amendment and supplement duly executed by the Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

ARTICLE XIII

DISPUTE SETTLEMENT

(a) Friendly Consultation

The Parties shall strive to settle any disputes arising from this Agreement or in connection with this Agreement through mediation.

(b) Arbitration

In case no settlement can be reached through consultation within sixty (60) days upon the first written requirement of one party, each party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration. The arbitration shall be held in Beijing.

ARTICLE XIV

GOVERNING LAW

This Agreement shall be governed by, construed in all respects and performed in accordance with the laws of the PRC.

ARTICLE XV

LANGUAGES

This Agreement is executed both in Chinese and English. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Trans Pacific Shipping Ltd.

(seal)	/s/ Cao Lei
Legal Representative

Party B: Sino-Global Shipping Agency Ltd.

(seal)	/s/ Cao Lei
Legal Representative